[AGWAY LOGO]        NEWS                                Contact: Jeff Dove, Esq.
                    SERVICE                    Menter, Rudin & Trivelpiece, P.C.
                                                        Syracuse, New York 13202
                                                             Phone: 315.474.7541

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FOR IMMEDIATE RELEASE


                   COURT APPROVES AGWAY'S DISCLOSURE STATEMENT

             CREDITORS TO VOTE ON CHAPTER 11 PLAN BEGINNING IN MARCH

             PLAN CONFIRMATION HEARING SCHEDULED FOR APRIL 21, 2004

SYRACUSE, NY - FEBRUARY 26, 2004 - Agway, Inc. today announced that the U. S. Bankruptcy Court for the Northern District of New York has authorized the Company to solicit votes from its creditors on its chapter 11 plan of liquidation, which provides for cash distributions to creditors of the net proceeds from the sale of all of the Company's assets.

At a court hearing today in Utica, NY, Chief Bankruptcy Court Judge Stephen D. Gerling ruled that the Company's First Amended Disclosure Statement ("Disclosure Statement") contained adequate information for the purposes of soliciting creditor votes on the Company's First Amended Joint Plan of Liquidation ("Plan"). The Plan and Disclosure Statement amend the prior documents submitted to the Court on January 16, 2004, to reflect recent activity involving the sale of Company assets, the comments of certain parties in interest and certain other negotiated terms.

The Plan and Disclosure Statement have received the formal endorsement of the Official Committee of Holders of Retiree Benefit Claims ("Retiree Committee"). The statutory Official Committee of Unsecured Creditors was disbanded by the Trustee effective February 4, 2004.

A confirmation hearing for the Court to consider approval of the Plan has been scheduled for April 21, 2004 in Utica, NY. By March 3, 2004, the Company expects to have mailed notice of the proposed confirmation hearing and begin the process of soliciting votes on the Plan from unsecured creditors who are eligible to vote. Those eligible voters will receive a vote solicitation package, including a copy of the Plan and Disclosure Statement, and a ballot that asks them to accept or reject the Plan. If creditors accept the Plan, and it is confirmed by the Court, cash distributions will commence shortly after the date the Plan becomes effective, which is expected to be in early May, 2004.

As previously reported, Agway's proposed Plan estimates that holders of allowed secured claims will recover their fully allowed claims. Recoveries for general unsecured claims - which consist primarily of claims of holders of Agway's subordinated debt securities, suppliers and other vendors - will be in the range of 54 percent to 66 percent of their allowed claims with an initial distribution in the range of 25 percent to 30 percent and the remainder paid over time. Also, the Plan provides for full recovery for holders of general unsecured claims in an amount equal to or less than $1,000, while holders of claims in an amount greater than $1,000 can choose to reduce their claim to $1,000 and receive that amount as their recovery. Equity interests, including holders of the Company's common and preferred stock, are subordinate to secured and unsecured claims and will receive no recovery.

In order to resolve certain retiree benefit claims, the Company is in the process of modifying its overfunded pension plan such that, subject to available funding, obtaining requisite government approvals and approval of Agway's Plan, holders of retiree benefit claims will receive recoveries from the pension plan, in lieu of distributions under the Plan and in accordance with the previously reported agreement with the Retiree Committee.

Agway's Plan also provides for a separate chapter 11 plan that pertains solely to the Company's wholly-owned subsidiary Feed Commodities International LLC ("FCI") chapter 11 case. With respect to the FCI chapter 11 plan, the Company said that the estimated recovery for secured claims is 100 percent and the estimated aggregate recovery for general unsecured claims is 95 percent to 100 percent.

If and when the Plan becomes effective, and subject to Court approval, the responsibilities for selling the Company's remaining assets, making distributions to creditors and winding down the affairs of the Company, would be turned over to a liquidating trustee.

The Plan solicitation timetable authorized by the Court is as follows:

     o February 18, 2004 - the record date for voting on the Plan; only holders of record as of the record date that otherwise are entitled to vote under the Plan will receive a ballot and may vote on the Plan.
     o March 3, 2004 - the deadline for Agway to mail its vote solicitation package.
     o April 1, 2004 - the record date for distributions; as of the record date for distributions, there shall be no further changes made to reflect any new record holders of any claims or equity interests.
     o        April 12, 2004 - the deadline for receipt of ballots on the Plan.
     o April 14, 2004 - the deadline for filing objections in the Court to confirmation of the Plan.
     o April 16, 2004 - the deadline for the voting agent to certify balloting results.
     o April 21, 2004 - the date on which the confirmation hearing is scheduled.
     o May 3, 2004 - the target date for the Plan to become effective and distributions to begin to be made to creditors.

Agway's Plan and Disclosure  Statement will be made available at  www.agway.com.
                                                                  -------------
In addition, Agway intends to file its Plan and Disclosure Statement with the Securities and Exchange Commission (www.sec.gov).
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Agway,   Inc.  is  an  agricultural   cooperative   owned  by  69,000  Northeast
farmer-members. On October 1, 2002, Agway, Inc. and certain of its subsidiaries filed voluntary petitions for reorganization under chapter 11 of the U.S. Bankruptcy Code.

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


Forward Looking and Cautionary Statement
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Agway's  chapter 11 Plan,  the  Disclosure  Statement and this press release may contain projections or other forward-looking statements regarding future events, the future financial performance of the Company, or the estimated recoveries related to certain claims against the Company. Agway wishes to caution you that these statements are only estimates and that actual events or results may differ materially as a result of known and unknown risks and uncertainties, including, but not limited to: the outcome of the Company's chapter 11 process; risks inherent in the Company's chapter 11 process, such as non-confirmation of the Plan or non-occurrence or delayed occurrence of the Plan's effective date; the uncertain outcome of current and potential litigation; the uncertain outcomes of disputed claims; potential environmental liabilities; and the uncertain timing, costs and recovery values involved in the Company's efforts to recover accounts receivable and to liquidate the remaining assets.

Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any chapter 11 plan ultimately confirmed, can affect the value of the Company's various claims. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to the various classes of claims. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these claims. Equity interests will receive no recovery.

The United States Bankruptcy Code does not permit solicitation of acceptances or rejections of the Plan until the Bankruptcy Court approves the Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Now that the Bankruptcy Court has approved the Disclosure Statement, the Company is authorized to begin soliciting votes of creditors on the Plan. Accordingly, this press release is not intended to be, nor should it in any way be construed as, a solicitation of votes on the Plan, which can only occur based on the official vote solicitation package that will contain a copy of the Plan and Disclosure Statement.

In addition, Agway refers you to the documents the Company files from time to time with the Securities and Exchange Commission, specifically, the Company's most recent Form 10-K, Form 10-Q and its current reports filed on Form 8-K including, among others, the Form 8-K dated December 23, 2003, which contained unaudited consolidated financial statements for Agway and its subsidiaries as of and for the year ended June 30, 2003 and restated unaudited consolidated financial statements as of June 30, 2002 and each of the years in the two-year period then ended. These documents contain and identify important factors that could cause the Company's actual results to differ materially from those contained in Agway's projections or forward looking statements.

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